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                                                                     Exhibit 3.2

NOTICE
AMENDMENTS TO THE BY-LAWS

At the annual meeting of the shareholders of Virginia Accelerators Corporation held on October 31, 1997 two resolutions were passed to amend the By-laws of the corporation:

(1) The date of the annual meeting of Shareholders was changed from October 31, 1997 to the third Friday of October. (Article 2 & 1).

(2) The time of sending the notice of the shareholders' meeting was changed from "not less than three nor more than ten days before the date of the meeting" to "30-37 days prior to the annual meeting.


DEC 4, 1996

AMENDED AND RESTATED BY-LAWS OF
VIRGINIA ACCELERATORS CORPORATION

ARTICLE I.

OFFICES

The place where the principal business of the corporation will be transacted is 301 South West Street, Alexandria. Virginia 22314. The corporation may have such other offices. either within or without the State of Virginia as the Board of Directors may designate or as the business of the corporation may from time to time require.

ARTICLE II.

STOCKHOLDERS

1. ANNUAL MEETING. The annual meeting of the stockholders shall be held on the 31st day of October in each year, beginning with the year 1995, at 7 o'clock p.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

2. SPECIAL MEETINGS. Special meetings of the stockholders. for any purpose or purposes. unless otherwise prescribed by statute. may be called by the president or by the directors. and shall be called by the president at the request of the holders of not less than 51% of all the outstanding shares of the corporation entitled to vote at the meeting.

3. PLACE OF MEETING. The Directors may designate any place, either within or without the State unless otherwise prescribed by statute, and the place of meeting for any annual meeting or for any special meeting called by the Directors. A waiver of notice sinned by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, and the place for holding such meeting. If no designation is made. or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the corporation.

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4.   NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. shall be delivered not less than three nor more than ten days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each Stockholder of record entitles to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail. addressed to the Stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend. or in order to make a determination of Stockholders for any other proper purpose, the Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 30 days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 30 days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 30 days and, in case of a meeting of stockholders, not less than 30 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Stockholders entitled to notice of or to vote at a meeting of stockholders, or Stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Stockholders. When a determination of Stockholders entitled to vote at any meeting of stockholders had been made as provided in this section, such determination shall apply to any adjournment thereof.

6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least 30 days before each meeting of stockholders, a complete list of the stockholders entitles to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

7. QUORUM. At any meeting of stockholders a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to

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transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9. VOTING. Each stockholder of Class A Shares is entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws. Each stockholder of Class A shares shall be entitled to one vote, in person or by proxy, for each share of stock. The corporation also has class B shares which are non-voting shares. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote: all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

10. ORDER OF BUSINESS. The order of business at all meeting of the stockholders, shall be as follows:

a.   Roll Call
b.   Proof of notice of meeting or waiver of notice;
c.   Reading of minutes of preceding meeting;
d.   Reports of Officers;
e.   Reports of Committees;
f.   Election of Directors;
g.   Unfinished Business; and
h.   New Business.

11. INFORMAL ACTION BY STOCKHOLDERS. Unless otherwise provided by law, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

BOARD OF DIRECTORS

1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board. and the may adopt such rules and regulations for the conduct of their meetings and the management of the corporation. as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be up to seven. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified. The number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time by amendment to this bylaw by a vote of the majority of the then serving directors: provided however, that, the directors may not increase or decrease the number of directors by more than 30% of the number of directors elected by the stockholders.

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3.   REGULAR MEETINGS. A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4. SPECIAL MEETINGS. Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5. NOTICE. Notice of any special meeting shall be given at least three days previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6. QUORUM. At any meeting of the directors three shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation. death or removal shall be elected to hold office for the unexpired term of his predecessor.

9. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10. RESIGNATION. A director may resign at any time by giving written notice to the board. the president or the secretary of the corporation. Unless otherwise specified in the notice. the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11. COMPENSATION. Members and Advisors of the Board of Directors can be compensated as a fixed sum and expenses and/or stock options for actual attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall

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be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13. EXECUTIVE AND OTHER COMMITTEES. The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

14. EMPLOYEES. The board of directors shall have the power to employ or to authorize the employment of a president and such other offices and employees as may be deemed necessary, to prescribe the duties thereof, and to fix their compensation.

15. BONDS. The board of directors may require all officers, employees and agents of the corporation handling funds or property belonging to or in the possession or under the control of the corporation to furnish the corporation with a satisfactory bond of indemnity, indemnifying the corporation and its members against any fraudulent, dishonest or unlawful act on the part of such officers and employees. Such bonds shall be furnished by a responsible bonding company and shall be approved by the board of directors.

16. OFFICES AND RECORDS. The directors may have or establish one or more offices of the corporation and keep the books and records of the corporation, except as otherwise provided by statute. in such place or places in the State of Virginia or outside the State of Virginia, as the board of directors may from time to time determine.

ARTICLE IV.

OFFICERS

1. NUMBER. The officers of the corporation shall be a president. a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3. REMOVAL. Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4. VACANCIES. A vacancy in any office because of death, resignation, removal. disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

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5.   PRESIDENT. The president shall be the principal executive officer of the corporation and. subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, and deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed: and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

6. VICE-PRESIDENT. In the absence of the president or in event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the President or by the directors.

7. SECRETARY. The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required. be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

8. TREASURER. If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation: receive and give receipts for moneys due and payable to the corporation from any source whatsoever. and deposit all such moneys in the name of the corporation in such banks. trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

9. SALARIES. The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V.

CONTRACTS. LOANS CHECKS AND DEPOSITS

1. CONTRACTS. The directors may authorize any officer or officers, agent or agents. to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a

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resolution of the directors. Such authority may be general or confined to specific instances.

3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, anent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors; provided, however, that if, when, after, and as authorized or provided for by resolution or resolutions of the board of directors the signature or signatures of any such officer or officers, person or persons. may be facsimile or facsimiles, engraved or printed, and shall have the same force and effect and bind the corporation as though such officer or officers, person or persons, had signed the same personally, and, in event of the death, disability, removal, or resignation of any such officer or officers, person or persons, as though and with the same effect as if such death. disability, removal, or resignation had not occurred.

4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the directors may select.

ARTICLE VI.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date )f issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost. destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

2.   TRANSFERS OF SHARES.

a. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession. assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

b. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and. accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

3. REGULATIONS. The board of directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of the capital stock of the corporation.

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ARTICLE VII.

FISCAL YEAR

The fiscal year of the corporation shall begin on the 1st day of January, in each year.

ARTICLE VIII.

DIVIDENDS

The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX.

SEAL

The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation. year of incorporation and the words "Corporate Seal".

ARTICLE X.

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein. shall be deemed equivalent to the giving of such notice.

ARTICLE XI.

AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

ARTICLE XII.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. NON-LIABILITY OF DIRECTORS AND OFFICERS IN SOME CASES. No director or officer or member of the executive committee shall be liable for acts as such if excused from liability under any present or future provision or provisions of the Virginia Business Corporation Act; and, in addition, to the fullest extent now or hereafter permitted by the Virginia Business Corporation Act, each officer or director or member of the executive committee shall, in the discharge of any duty imposed or power conferred upon him or her by the corporation, be fully protected if, in the

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exercise of ordinary care, such officer, director, or member of the executive committee acted in good faith and in reliance upon the written opinion of any attorney of the corporation, the books of account or reports made to the corporation by any of its officials or by an independent certified public accountant, or by an appraiser selected with reasonable care by the board of directors or by such committee, or in reliance upon other records of the corporation.

2. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each director, officer, former director, and former officer of this corporation and each person who may have served at its request as a director or officer of another corporation in which it owned shares of capital stock or of which is a creditor, shall be and hereby is, indemnified by the corporation against liabilities imposed upon such director or officer and against expenses actually and reasonably incurred in connection with any claim made against such person, or the defense of any action suit, or proceeding to or in which such person is or may be made a party by reason of being or having been such director or officer, and against such sums as independent counsel selected by the board of directors shall deem reasonable payment made in settlement of any such claim, action, suit, or proceeding primarily with a view of avoiding expenses of litigation; provided, however, that no director or officer shall be indemnified with respect to matters as to which that person shall be adjudged in such action. suit, or proceeding to be liable for negligence or misconduct in performance of duty. or with respect to any matters which shall be settled by the payment of sums which counsel selected by the board of directors shall not deem reasonable payment, made primarily with a view to avoiding expenses of litigation, or with respect to matters for which such indemnification shall be in addition to, but shall not exclude, any other rights to which directors or officers may be entitled.

ARTICLE XIII.

BOOKS. DOCUMENTS AND ACCOUNTS

1. LOCATION. The directors shall have power to keep the books, documents. and accounts of the corporation outside the State of Virginia, except that a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each. shall be kept at its registered office or principal place of business or at the office of its transfer agent or registrar and the original or a duplicate stock ledger shall at all times be kept within the State of Virginia.

2. OPEN TO INSPECTION. All books and records provided by statute shall be open to inspection by the stockholders. The stockholders may examine such books and records at all reasonable times.

ARTICLE XIV.

MISCELLANEOUS PROVISIONS

1. RESIGNATIONS. Any director or officer may resign at any time. Each such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by either the directors or the president or the secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

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2.   SIGNING OF CHECKS, NOTES, ETC. In addition to and cumulative of, but in no way limiting or restricting, any other provision or provisions of these by-laws which confer any authority relative thereto, all checks, drafts, and other orders for the payment of money or monies out of funds of the corporation and all notes and other evidences of indebtedness of the corporation shall be signed on behalf of the corporation, in such manner, and by such officer or officers, person or persons, as shall from time to time be determined or designated by or pursuant to resolution or resolutions of the board of directors.

3. PERSONS. Wherever used or appearing in these by-laws, the singular shall include the plural wherever appropriate.

4. LAWS AND STATUTES. Wherever used or appearing in these by-laws, the words "law", "laws", "statute", and "statutes", shall mean and refer respectively, to laws and statutes, or a law or a statute, of the State of Virginia, to the extent only that such is or are expressly applicable, except where otherwise expressly stated or the context requires that such words not be so limited.